Wireless M2M solutions for Enterprise Assets

FOR IMMEDIATE RELEASE

CONTACTS:	For Financial Press	For Trade Press
	Matt Glover/Michael Koehler	Todd Felker
	Liolios Group, Inc.	Executive Vice President
	IDSY@liolios.com	tfelker@id-systems.com
	(949) 574-3860	(972) 398-7303

I.D. Systems Appoints Former Qualcomm VP,

Norman Ellis, as Chief Operating Officer

Woodcliff Lake, NJ, July 22, 2014—I.D. Systems, Inc. (NASDAQ: IDSY), a leading provider of wireless M2M asset management solutions, has appointed industry veteran Norman Ellis to the position of chief operating officer. Mr. Ellis will be responsible for I.D. Systems’ customer-facing operations, including sales, marketing, customer service, implementation and support.

Prior to joining I.D. Systems, Mr. Ellis spent 16 years at Omnitracs, a leading provider of fleet management solutions and a division of NASDAQ-listed Qualcomm. As vice president of sales, services and marketing for North America, he was responsible for nearly $400 million in annual sales and a technology upgrade program that drove a 78% CAGR in conversion revenues from 2007 to 2013.

In November 2013, Mr. Ellis played an active role in Qualcomm’s $800 million sale of Omnitracs to Vista Equity Partners and subsequently helped the company secure hundreds of millions in financing and acquire Roadnet Technologies, a global provider of fleet and mobile management software.

“With 35 years of hands-on experience managing sales and operations for global transportation and M2M asset management companies, Norm is an ideal candidate to take on a broad range of responsibilities to help I.D. Systems manage our next phase of growth,” said Kenneth Ehrman, I.D. Systems’ chairman and CEO. “Norm was a key contributor in establishing Qualcomm as a global leader in over-the-road fleet management solutions, and we believe his experience and leadership will help I.D. Systems expand our penetration and share of the growing worldwide market for wireless industrial vehicle management systems and transportation asset management solutions.”

“I am thrilled to have the opportunity to join I.D. Systems at this exciting inflection point in its history,” said Mr. Ellis. “With new management, a focus on process excellence, a fresh approach to address market needs, industry-leading wireless M2M solutions, and a marquee global customer base, I.D. Systems seems clearly poised to enter a new era of growth. I look forward to contributing to that growth.”

Prior to his career at Qualcomm, Mr. Ellis held vice president and senior vice president positions with Service Transport, Overnite Transportation, and Mason and Dixon Lines. He received a B.A. in Business Administration from Emory and Henry College in Virginia, and completed executive development programs at Stanford University and the University of Virginia Darden School of Business.

I.D. Systems Announces Inducement Grant Under NASDAQ Listing Rule 5635(c)(4)

In connection with his appointment as chief operating officer of I.D. Systems, on July 21, 2014, Mr. Ellis received options to purchase up to 100,000 shares of I.D. Systems’ common stock, at a price equal to $5.24 per share, the closing price per share of the common stock on the date of grant. One-third of the options will vest on each anniversary of the date of grant provided that Mr. Ellis continues to be an employee of I.D. Systems on each such anniversary. The options will expire after ten years. The options were granted outside of I.D. Systems’ stockholder-approved equity compensation plans as an inducement material to Mr. Ellis’ entering into employment with I.D. Systems. The options were approved by the Compensation Committee of I.D. Systems’ Board of Directors, which is comprised of independent directors, and granted in reliance on NASDAQ Listing Rule 5635(c)(4), which requires public announcement thereof.

Wireless M2M solutions for Enterprise Assets

About I.D. Systems

Headquartered in Woodcliff Lake, New Jersey, with subsidiaries in Texas, Germany, and the United Kingdom, I.D. Systems, Inc. is a leading global provider of wireless M2M solutions for securing, controlling, tracking, and managing high-value enterprise assets, including industrial vehicles, rental cars, trailers, containers, and cargo. The company’s patented technologies address the needs of organizations to monitor and analyze their assets to increase efficiency and productivity, reduce costs, and improve profitability. For more information, please visit www.id-systems.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include: statements regarding prospects for additional customers; market forecasts; potential barriers to competition; projections of earnings, revenues, synergies, accretion or other financial information; expectations for growth of the business; and plans, strategies and objectives of management for future operations. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the possibility that I.D. Systems may not be able to integrate successfully the business, operations and employees of acquired businesses, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2013. These risks could cause actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, I.D. Systems. I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

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